                                                                    EXHIBIT 10.6

                            BECKMAN INSTRUMENTS, INC.
                         DEFERRED DIRECTORS' FEE PROGRAM
                         -------------------------------

                             (AMENDED JUNE 5, 1997)

PURPOSE
-------

To provide non-employee directors of Beckman Instruments, Inc. ("Beckman") with a means to promote stock ownership and to defer income until termination of status as a director.

ELIGIBILITY
-----------

Directors of Beckman entitled to directors' fees.

PROCEDURE
---------

A percentage of director's fees (including annual retainer, meeting, chair and any other fees paid, but not including reimbursement of expenses) to be deferred must be specified by the director in writing to Beckman no later than December 31 of the calendar year immediately preceding the calendar year in which the fees shall be payable. The election to defer and the amount or percentage elected are irrevocable. For subsequent years, no additional deferral of fees will take place unless a new election is made by the director. The amount deferred is an offset against and cannot exceed the amount of the director's fees otherwise payable to the participant for that calendar year.

DEFERRAL INCENTIVE PREMIUM MULTIPLIER
-------------------------------------

Effective beginning with deferrals for 1998 fees, a multiplier will be applied to each payment deferred based on the percentage of fees the director has elected to defer, as shown below:

                            % OF FEE DEFERRED          PREMIUM MULTIPLIER
                            -----------------          ------------------
                      Less than 40%                             0%
                      At least 40%, but less than 60%          15%
                      At least 60%, but less than 80%          20%
                      80% to 100%                              30%

ADJUSTMENT FACTOR
-----------------

The fee amount deferred together with any applicable premium multiplier ("Deferred Amount") is treated as having been invested in Beckman Common Stock (Stock Value Factor). The calculation of the number of shadow shares from the initial Deferred Amount and adjustments thereafter are made in the following manner:

STOCK VALUE FACTOR
------------------

1. The number of shares from the Deferred Amount is calculated to the nearest one-thousandth of a share at the closing price of Beckman Common Stock on the New York Stock Exchange on the day in which payment in cash otherwise (but for the election to defer) would have been paid.

2. Beckman Common Stock dividends or other distributions will be treated as if paid to the participant and will be credited to each participant's account on the payment date for stockholders of record. These dividends/distributions will be treated as having been invested by the participant in Beckman Common Stock with the number of shares determined in the same manner as (1.) above.

3. The total number of "shadow" shares in a participant's account as of the end of any calendar year will be valued using the per share closing price of Beckman Common Stock on the last trading day in such calendar year and the dollar amount will be adjusted to reflect such valuation.

4. In the event of installment payments, the participant's entitlement will be valued at the per share closing price of Beckman Common Stock on the last day preceding the date of each installment payment.

PAYMENTS
--------

Payment in lump sum or in annual installments will be at the sole discretion of Beckman. Such payment shall be made in cash. If installment payment is used, the number of installments will be the lesser of ten or twice the number of years the director participated in the program.

1. If the participant's service as a director terminates between January 1 and June 30, the lump sum payment or the first installment will be paid no later than December 31 of the year of termination.

2. If the participant's service as a director terminates between July 1 and December 31, the lump sum payment or the first installment, may be deferred at the discretion of Beckman, until the January immediately following termination.

3. If payment is made in installments, the second installment will be paid during January of the year following the year in which the first installment was paid and all remaining installments will be paid annually in the month of January.

4. In the event of the participant's death, payments will be made in a lump sum to the designated beneficiary.

TAXES
-----

Beckman shall be entitled to withhold applicable federal and/or state and local income taxes from payments made to participants or beneficiaries at the then prevailing withholding tax rates. Beckman is entitled to an income tax deduction in the year deferred amounts, including the adjustment factor, are paid. Directors should consult with their personal tax advisors concerning tax (including any applicable income tax and self-employment tax) consequences of participation in the program.

ANNUAL STATEMENTS
-----------------

Each participant will receive an annual statement on the value of their account by February 28 of the following year.

PLAN CONSTRUCTION
-----------------

It is the intent of Beckman that this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") so that elective deferrals will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation shall be avoided.